Exhibit 10.6

Daimler
Truck Financial

Amendment to Direct Purchase Money Loan and Security Agreement

    This Amendment to Direct Purchase Money Loan and Security Agreement ("Amendment") is by and between DCFS USA LLC, a Delaware limited liability company ("Creditor") and Covenant Transport, Inc., a Tennessee corporation, CTG Leasing Company, a Nevada corporation, Southern Refrigerated Transport, Inc., an Arkansas corporation, Star Transportation, Inc., a Tennessee corporation (individually and collectively, "Borrower") and amends all Direct Purchase Money Loan and Security Agreements (Form Number TFFF1757SI) by and between Creditor and Borrower ("Agreement").  The Agreement shall be amended as follows:

1.
Agreement:  Defined Terms.  All capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Agreement.  Except as expressly modified hereby, all of the terms of the Agreement shall remain in full force and effect.

2.
The "Disclosures Required under Illinois Law" paragraph of page 1 of the Agreement shall be superseded by that certain Self Insurance Letter Agreement – Retail (Physical Damage) of even date herewith executed by Borrower.

3.	Paragraph 5 shall be modified as follows:

a.	Clause (3) of the first sentence after "Equipment," shall be modified to add: "(other than those related to Tri-Pak units and Satellite Equipment)"

b.	Clause (a) of the second sentence, after "attached to the Equipment," shall be modified to add "(except Tri-Pak units and Satellite Equipment)" and

c.	The following sentence shall be added after the last sentence: "I will give Creditor prior written notice in the event I change my business name or form, or merge into any other entity."

4.	Paragraph 7 shall be modified as follows:

a.
Clause (1) of the first sentence, after "when due," shall be modified to add"  ", provided Creditor provides notice to me and I fail to make payment within five (5) business days from the date of receipt of said notice"

b.	Clause (4)(b) of the first sentence shall be deleted in its entirety; and

c.	Clause (8) of the first sentence shall be deleted in its entirety.

5.	Except as modified herein, the terms of the Agreement shall remain in full force and effect.

Dated this 30 day of June, 2008

Covenant Transport, Inc., a Tennessee corporation		CTG Leasing Company, a Nevada corporation

By:	/s/ M. David Hughes	By:	/s/ M. David Hughes
Its:	Senior Vice President	Its:	Senior Vice President

Daimler
Truck Financial

Southern Refrigerated Transport, Inc., an Arkansas corporation		Star Transportation, Inc., a Tennessee corporation

By:	/s/ M. David Hughes	By:	/s/ M. David Hughes
Its:	Senior Vice President	Its:	Senior Vice President

DCFS USA LLC, a Delaware limited liability company

By:	/s/ Michael D. Fate
Its:	Regional Credit Manager

Back to Form 10-Q